UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director for Any Reason Other than Disagreement with the Company.

On March 5, 2014, Paul A. Bottomley, PhD notified MRI Interventions, Inc. (the “Company”) of his decision to resign as a member of the Company’s Board of Directors (the “Board”) effective as of March 10, 2014. Having served as a director of the Company since December 1998, Dr. Bottomley elected to step down from the Board simply to give a new director candidate, Timothy T. Richards, who has extensive management and operations experience in the medical device industry, the opportunity to serve as a member of the Board. Accordingly, Dr. Bottomley’s resignation was not the result of any disagreement with the Company, its management or its operations, policies or practices.

In recognition of the contributions made by Dr. Bottomley as a director of the Company, the Board’s Compensation Committee accelerated the vesting of two stock options previously awarded to Dr. Bottomley, an option to purchase 45,000 shares awarded to Dr. Bottomley on April 13, 2012 under the Company’s 2012 Incentive Compensation Plan, and an option to purchase 20,000 shares awarded to Dr. Bottomley on June 14, 2013 under the Company’s 2013 Incentive Compensation Plan. For those two stock option awards, as well as the options to purchase an aggregate of 50,000 shares that were awarded to Dr. Bottomley on December 13, 2013 under the Company’s 2010 Non-Qualified Stock Option Plan, the Compensation Committee also extended the option exercise period through March 10, 2016.

(d)	Election of New Director.

On March 6, 2014, the Board, with the recommendation of the Corporate Governance and Nominating Committee, elected Timothy T. Richards to serve as a director of the Company, effective as of March 10, 2014, until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.

Mr. Richards brings to the Board extensive leadership experience and expertise in general management, operations, commercial management and strategy in the medical device field. Since October 2012, Mr. Richards has served as the Senior Vice President, Commercial Operations for Seventh Sense BioSystems, Inc., a venture capital-backed start-up with a focus on point-of-care diagnostic testing, where he was recruited to build and develop the company’s business development and commercial organization. Prior to joining Seventh Sense BioSystems, from October 2011 through August 2012, Mr. Richards served as President of Facet Technologies, LLC, a privately-held supplier to major diagnostic companies, where he led the company’s manufacturing and supply chain platform. From November 2008 until May 2010, Mr. Richards held executive-level positions within the Covidien organization, first as U.S. President of the Patient Care & Safety Products business unit, and subsequently as President of VNUS Medical Technologies following its acquisition by Covidien in 2009. From October 2003 through October 2008, Mr. Richards served as Senior Vice President, Chief Marketing Officer and a member of the Executive Board of B. Braun Medical Inc., a leader in infusion therapy and pain management. Before joining B. Braun Medical, he held a number of progressive leadership positions throughout the U.S. and Asia with Becton Dickinson and Company. Mr. Richards received his B.A. from Lake Forest College, and he has participated in executive management and organizational development programs at Stanford Business School, Columbia University, European School of Management and Technology and American University.

In accordance with the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”), Mr. Richards will be entitled to receive a $15,000 annual retainer for service as a Board member, a $1,000 fee per Board meeting attended in person and a $500 fee per Board meeting attended via telephone. Additionally, Mr. Richards will receive a supplemental annual retainer in the event he is appointed to serve as a member of a committee of the Board.

In connection with his election to the Board and pursuant to the terms of the Director Compensation Plan, Mr. Richards will be granted an option purchase 45,000 shares of the Company’s common stock. The shares subject to such stock option will vest in equal annual installments over three years. In addition, pursuant to the Director Compensation Plan, on the day following each annual meeting of stockholders in which he is elected or is then serving as a director, Mr. Richards will receive an option to purchase 20,000 shares of the Company’s common stock. Such stock options will vest on the earlier of the first anniversary of the grant date or the day immediately preceding the next annual meeting of stockholders.

The Company will also enter into its standard form of indemnification agreement with Mr. Richards (the “Indemnification Agreement”), upon the effectiveness of his election to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Richards, under the circumstances and to the extent provided for therein, for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company, any of subsidiary of the Company or any other company or enterprise to which the he provides services at the Company’s request. The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Richards and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Richards and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Richards and the Company.

Item 7.01.	Regulation FD Disclosure.

On March 10, 2014, the Company issued a press release with respect to the election of Mr. Richards to the Company’s Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed pursuant to Item 9.01:

Exhibit No.	Description
10.1

Form of Indemnification Agreement, previously filed as Exhibit 10.8 to the Company’s General Form for Registration of Securities on Form 10, as originally filed on December 28, 2011, and incorporated herein by reference

10.2	Non-Employee Director Compensation Plan, previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, as originally filed on June 14, 2013, and incorporated herein by reference
99.1	Press Release of the Company dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

Date: March 10, 2014